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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the registration statement
No. 33-59121 on Form S-3, as amended, of Tele-Communications, Inc. of our reports dated March 27, 1995, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related financial statement schedules, which reports appear in the December 31, 1994 Annual Report on Form 10-K, as amended, of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement. Our reports covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP

Denver, Colorado
October 25, 1995